EXHIBIT 99.1

Johnson Outdoors Announces 2016 First Fiscal Quarter Results

RACINE, Wis., Feb. 05, 2016 (GLOBE NEWSWIRE) -- Johnson Outdoors Inc. (Nasdaq:JOUT), a leading global warm-weather outdoor recreation equipment company, today announced increased revenue and reduced operating loss during the Company’s seasonally slow first fiscal quarter ended January 1, 2016 versus the prior year first quarter.

“We are very pleased by our strong start to the fiscal year. Our fishing, camping and water recreation businesses are heading into the key selling period for our products during the next six months with strong, positive momentum. Diving continues to be weighed down by external market conditions, but will benefit from our ongoing efforts to strengthen performance over time. Continued investments in comprehensive consumer research, enhanced innovation and digital sophistication are essential to delivering accelerated growth and enhanced profitability for Johnson Outdoors long-term,” said Helen Johnson-Leipold, Chairman and Chief Executive Officer.

FIRST QUARTER RESULTS

Sales during the first fiscal quarter are typically the lowest of the year as the Company ramps up for the key selling period of warm-weather outdoor recreation products during the second and third fiscal quarters. Net sales grew 20 percent to $85.3 million compared to net sales of $70.8 million in the prior year quarter.  Foreign currency translation had an unfavorable impact of 2 percent versus the prior year period. Other key contributing factors were:

  Strong new products in Minn Kota® and Humminbird® brands drove pre-season demand in key fishing channels powering a 35 percent surge in Marine Electronics revenue.
  Watercraft sales rose 17 percent as gains in Old Town® and accessory brands kept pace with improved paddle market dynamics.
  Double-digit growth in Jetboil® revenue could not offset the year-over-year decline in tent sales.
  Diving revenue was affected by geopolitical tensions throughout the Middle East and foreign currency translation, which had an unfavorable impact of $1.1 million on sales during the quarter.

Total Company operating loss during the seasonally slow first fiscal quarter was $0.9 million compared to an operating loss of $7.3 million in the prior year period. Primary drivers behind the favorable quarter-to-quarter comparison were significantly higher volume and lower legal expense.

The Company reported a net loss of $0.5 million, or $0.05 per diluted share, during the first fiscal quarter compared to a net loss of $4.2 million, or $0.42 per diluted share, in the same quarter last year.  The Company’s effective tax rate was -2.9 percent for the quarter and is expected to normalize throughout the remainder of the year.

OTHER FINANCIAL INFORMATION

At January 1, 2016, cash, net of debt was $17.8 million compared to cash, net of debt of $25.1, million at the end of the prior year quarter. Depreciation and amortization was $2.9 million year-to-date, compared to $2.8 million during the prior year-to-date period. Capital spending totaled $2.5 million during the first fiscal quarter compared with $1.8 million in the 2015 first fiscal quarter. The Company also used cash of $5.3 million for the acquisition of Seabear during the first quarter. In December 2015, the Company’s Board of Directors approved a quarterly cash dividend to shareholders of record as of January 14, 2016 which was payable on January 28, 2016.

“Working capital during the quarter reflects significantly higher preseason volume, and we enter the primary selling season with a clear focus on maintaining this positive marketplace momentum. The balance sheet is in great shape providing us the financial capacity to invest in strategic profitable growth opportunities while also paying a dividend to shareholders,” said David W. Johnson, Vice President and Chief Financial Officer.

WEBCAST

The Company will host a conference call and audio web cast at 11:00 a.m. Eastern Time on Friday February 5, 2016. A live listen-only web cast of the conference call may be accessed at Johnson Outdoors' home page. A replay of the call will be available for 30 days on the Internet.

ABOUT JOHNSON OUTDOORS INC.

JOHNSON OUTDOORS is a leading global outdoor recreation company that turns ideas into adventure with innovative, top-quality products. The company designs, manufactures and markets a portfolio of winning, consumer-preferred brands across four categories: Watercraft, Marine Electronics, Diving and Outdoor Gear.  Johnson Outdoors' familiar brands include, among others: Old Town® canoes and kayaks; Ocean Kayak™ and Necky® kayaks; Carlisle® paddles; Extrasport® personal flotation devices; Minn Kota® motors; Cannon® downriggers; Humminbird® marine electronics and charts; SCUBAPRO® dive equipment; Silva® compasses; Jetboil® outdoor cooking systems; and Eureka!® camping and hiking equipment.

Visit Johnson Outdoors at http://www.johnsonoutdoors.com

SAFE HARBOR STATEMENT

Certain matters discussed in this press release are “forward-looking statements,” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical fact are considered forward-looking statements. These statements may be identified by the use of forward-looking words or phrases such as "anticipate,'' "believe,'' “confident,” "could,'' "expect,'' "intend,'' "may,'' "planned,'' "potential,'' "should,'' "will,'' "would'' or the negative of those terms or other words of similar meaning. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results or outcomes to differ materially from those currently anticipated.  Factors that could affect actual results or outcomes include changes in economic conditions, consumer confidence levels and discretionary spending patterns in key markets; the Company’s success in implementing its strategic plan, including its targeted sales growth platforms and focus on innovation; litigation costs related to actions of and disputes with third parties, including competitors; the Company’s continued success in working capital management and cost-structure reductions; the Company’s ongoing success in meeting financial covenants in its credit agreements with its lenders; the Company’s success in integrating strategic acquisitions; the risk of future writedowns of goodwill or other long-lived assets; the ability of the Company's customers to meet payment obligations; movements in foreign currencies, interest rates or commodity costs; fluctuations in the prices of raw materials or the availability of raw materials used by the Company; the success of the Company’s suppliers and customers; the ability of the Company to deploy its capital successfully; unanticipated outcomes related to outsourcing certain manufacturing processes; unanticipated outcomes related to litigation matters; adverse weather conditions; and other risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission.  Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

FINANCIAL TABLES FOLLOW

(thousands, except per share amounts)
	THREE MONTHS ENDED
Operating Results	January 1 2016	January 2 2015
Net sales	$85,298	$70,822
Cost of sales	51,999	43,488
Gross profit	33,299	27,334
Operating expenses	34,199	34,665
Operating loss	(900)	(7,331)
Interest expense, net	182	165
Other income, net	(563)	(572)
Loss before income taxes	(519)	(6,924)
Income tax expense (benefit)	15	(2,730)
Net loss	$(534)	$(4,194)
Weighted average common shares outstanding - Dilutive	9,981	9,991
Net loss per common share - Diluted	$(0.05)	$(0.42)
Segment Results
Net sales:
Marine electronics	$58,600	$43,543
Outdoor equipment	6,314	6,382
Watercraft	6,378	5,455
Diving	14,292	15,514
Other/eliminations	(286)	(72)
Total	$85,298	$70,822
Operating (loss) profit:
Marine electronics	$5,695	$(1,587)
Outdoor equipment	(202)	(345)
Watercraft	(535)	(1,026)
Diving	(1,874)	(336)
Other/eliminations	(3,984)	(4,037)
Total	$(900)	$(7,331)
Balance Sheet Information (End of Period)
Cash and cash equivalents	$49,356	$57,553
Accounts receivable, net	66,057	57,254
Inventories, net	93,898	82,429
Total current assets	214,635	216,233
Total assets	321,474	305,921
Short-term debt	366	354
Total current liabilities	70,057	61,224
Long-term debt, less current maturities	31,230	32,082
Shareholders’ equity	195,082	189,498

AT JOHNSON OUTDOORS INC.
DAVID JOHNSON
VP & CHIEF FINANCIAL OFFICER
262-631-6600

PATRICIA PENMAN
VP – GLOBAL MARKETING SERVICES & COMMUNICATIONS
262-631-6600